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Exhibit 10(b)

FOURTH AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT

        Fourth Amendment dated as of March 9, 2004 (the "Fourth Amendment") to the Five-Year Credit Agreement dated as of March 1, 2001 (as amended to the date hereof, the "Credit Agreement") among Tenet Healthcare Corporation (the "Borrower"), the Lenders and Agents party thereto, and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as Administrative Agent.

RECITALS

        WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

        1.    Defined Terms; References.    Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Fourth Amendment becomes effective, refer to the Credit Agreement as amended hereby.

        2.    Amendment of Section 1.01.    (a) The definitions of "Consolidated EBITDA" and "Financing Documents" in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

          "Consolidated EBITDA" means, for any period of four consecutive Fiscal Quarters, the sum of (i) operating income plus (ii) to the extent deducted in determining such operating income, the sum of (x) depreciation and amortization and (y) impairment and other unusual charges (except, for any such period, to the extent that the aggregate amount of such charges that do not constitute Non-Cash Charges reported by the Borrower for all fiscal periods commenced after November 30, 2000 exceeds three percent (3.0%) of the Borrower's consolidated total assets at the end of such four-quarter period), in each case for the Borrower and its Subsidiaries on a consolidated basis and determined (A) on a Pro Forma Basis and (B) in a manner consistent with the determination of the amount of any thereof reported in the consolidated statement of income for the Fiscal Year ended May 31, 2000 included in the Borrower's annual report to shareholders for such Fiscal Year, plus (iii) without duplication of any amounts described in clause (ii)(y), to the extent deducted in determining such operating income, charges in connection with the discontinuation of operations with respect to any business conducted at a leased hospital facility or a hospital facility designated for closure, plus (iv) without duplication of any amounts described in clause (ii)(y) or (iii), to the extent deducted in determining such operating income, (A) charges in an aggregate amount not in excess of $225,000,000 recorded in the Fiscal Quarter ended September 30, 2003, and (B) charges in excess of 10.0% of net operating revenue in the Fiscal Quarter in which any such charges are recorded and in an aggregate amount not in excess of $250,000,000 recorded after the Fiscal Quarter ended September 30, 2003, in each case in conjunction with the Borrower's analysis of its accounts receivable, including changes in the Borrower's accounting policy for provision for doubtful collection of accounts.

          "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Swingline Note, the Security Documents and the Guarantee Agreement, and "Financing Document" means any one of them.

        (b)   Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in correct alphabetical order:

          "Collateral" means any and all "Collateral", as defined in any Security Document.

          "Collateral and Guarantee Requirement" means the requirement that:

          (a)   the Administrative Agent shall have received (i) from each Pledgor a counterpart of the Pledge Agreement duly executed and delivered on behalf of such Pledgor and (ii) from each Subsidiary Guarantor a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Subsidiary Guarantor;

          (b)   all outstanding Investments in any Subsidiary Guarantor owned by any Credit Party shall have been pledged pursuant to the Pledge Agreement and the Administrative Agent shall have received all certificates or other instruments representing such Investments, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c)   all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (d)   each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;

          (e)   each Credit Party shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder; and

          (f)    the Administrative Agent shall have received from each Pledgor and each Subsidiary Guarantor customary certificates, opinions of counsel and other evidence satisfactory to the Administrative Agent as to such matters relating to such Pledgor or Subsidiary Guarantor, the Guarantee Agreement, the Security Documents, and the transactions contemplated by the Guarantee Agreement and the Security Documents as the Administrative Agent may reasonably request.

          "Credit Parties" means the Borrower and the Subsidiary Guarantors, and "Credit Party" means any one of them.

          "Domestic Subsidiary" means each Subsidiary which is not a "controlled foreign corporation" within the meaning of the Internal Revenue Code.

          "Guarantee Agreement" means an agreement in form acceptable to the Administrative Agent pursuant to which the Subsidiary Guarantors guarantee the obligations of the Borrower under the Financing Documents.

          "Mandatory Prepayment Amount" has the meaning specified in Section 2.07(b).

          "Domestic Hospital Subsidiary" means each Domestic Subsidiary that (i) owns or operates a hospital facility (other than any such facility with respect to which the Borrower publicly announced on or before January 28, 2004 the discontinuation of operations) or (ii) owns an Investment in a Domestic Hospital Subsidiary.

          "Pledge Agreement" means an agreement in form acceptable to the Administrative Agent pursuant to which the Pledgors pledge to the Administrative Agent their Investments in Subsidiary Guarantors.

          "Pledgors" means the Borrower and each Subsidiary Guarantor holding any Investment in any other Subsidiary Guarantor.

          "Secured Obligations" has the meaning specified in the Pledge Agreement.

          "Security Documents" means the Pledge Agreement and each other security agreement, instrument or document executed and delivered pursuant thereto to secure any of the Secured Obligations.

          "Subsidiary Guarantors" means each Domestic Hospital Subsidiary of the Borrower now existing or hereafter organized or acquired.

        3.    Amendment of Section 2.07.    Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          Section 2.07.    Prepayments of Syndicated Loans.    (a) Optional Prepayment of Syndicated Loans. The Borrower may at its option, by Notice of Syndicated Prepayment given in accordance with Section 2.08, prepay any Group of Loans (subject, in the case of a Group of Euro-Dollar Loans, to Section 2.14), in each case in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans.

          (b)    Mandatory Prepayments of Syndicated Loans.    If, at any time, the cash and cash equivalents held by the Borrower and its Subsidiaries is greater than $100,000,000 plus the amount, if any, by which their anticipated uses of cash during the next 30 days exceed their anticipated receipts of cash during such period (such excess being the "Mandatory Prepayment Amount"), the Borrower shall prepay a principal amount of Syndicated Loans equal to the Mandatory Prepayment Amount together with interest accrued on such principal amount to the date of prepayment and subject, in the case of Euro-Dollar Loans, to Section 2.14. Each such mandatory prepayment shall be applied to prepay ratably the Syndicated Loans of the several Lenders.

        4.    Amendment of Section 3.03.    Section 3.03 of the Credit Agreement is hereby amended by (i) deleting the words "this Agreement" in clause (e) and inserting the words "the Financing Documents" in place thereof, (ii) deleting the date "November 30, 2000" in clause (f) and inserting the date "September 30, 2003" in place thereof, and (iii) deleting the amount "$1,000,000,000" in clause (g) and inserting the amount "$500,000,000" in place thereof.

        5.    Amendment of Section 5.01.    Section 5.01 of the Credit Agreement is hereby amended by adding the following provisions to clause (c) thereof:

  as well as a condensed consolidated balance sheet of each Subsidiary Guarantor as at the end of, and a condensed consolidated statement of operations of each Subsidiary Guarantor for, the fiscal period covered by such consolidated financial statements, certified by a Senior Officer as having been prepared by the Borrower in accordance with its customary practices and utilized in the preparation of the consolidated financial statements delivered concurrently therewith;

        6.    Amendment of Section 5.07.    Section 5.07 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (n), (ii) re-lettering existing clause (o) as clause (p), and (iii) adding a new clause (o), as follows:

          (o)   Liens on Collateral granted by the Credit Parties under the Security Documents; and

        7.    Amendment of Section 5.08.    Section 5.08 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f), (ii) re-lettering existing clause (g) as clause (h), and (iii) adding a new clause (g) as follows:

          (g)   Guarantees by any Subsidiary Guarantor under the Guarantee Agreement;

        8.    Amendment of Section 5.09.    Section 5.09 of the Credit Agreement is hereby amended (i) by deleting the number "3.50" and inserting in place thereof:

           (x)  prior to June 30, 2005, 5.50 and (y) on or after June 30, 2005, 5.00.

        9.    Amendment of Section 5.11.    Section 5.11 of the Credit Agreement is hereby amended by deleting the number "2.0" and inserting the number "1.5" in place thereof.

        10.    Amendment of Section 6.01.    Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the words "this Agreement" in clauses (d) and (e) and inserting the words "the Financing Documents" in place thereof, (ii) deleting the word "hereto" in clause (e) and inserting the word "thereto" in place thereof, (iii) adding the parenthetical phrase "(other than Redding Medical Center, Inc.)" after each occurrence of the term "Material Subsidiary" in clauses (h) and (i), (iv) deleting the word "or" at the end of clause (k), and (v) adding new clauses (m) and (n) as follows:

          (m)  any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Financing Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates or other documents delivered to it under the Pledge Agreement; or

          (n)   any Subsidiary Guarantor's Guarantee under the Guarantee Agreement shall at any time fail to constitute a valid and binding agreement of such Subsidiary Guarantor or any party shall so assert in writing;

        11.    Amendment of Section 7.01.    Section 7.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 7.01.    Appointment and Authorization.    Each Lender irrevocably appoints and authorizes the Administrative Agent (i) to sign and deliver the Guarantee Agreement and the Security Documents and (ii) to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to it by the terms thereof, together with all such powers as are reasonably incidental thereto.

        12.    Reduction of Commitments.    Upon the date of satisfaction of the conditions to effectiveness hereof in accordance with Section 15 below, the Commitments shall be automatically and ratably reduced to the aggregate amount of $800,000,000, all without further action by any party to the Credit Agreement.

        13.    Amendment Fee.    The Borrower agrees to pay to each Lender that executes this Fourth Amendment no later than March 8, 2004, upon execution hereof by Required Lenders, on or before March 8, 2004, an amendment fee equal to 0.125% of such Lender's Commitment (after giving effect to reduction thereof pursuant hereto).

        14.    Representations and Warranties.    The Borrower represents and warrants that (a) on the date of this Fourth Amendment no Default or Event of Default has occurred and is continuing after giving effect hereto, and (b) the representations and warranties of the Borrower contained in Article 4 of the Credit Agreement are true and correct in all material respects on and as of the date of this Fourth Amendment, except to the extent that any such representation or warranty relates to a specific prior date, in which case such representation or warranty was true and correct in all material respects on and as of such prior date.

        15.    Effectiveness.    This Fourth Amendment shall become effective as of the date hereof when the following conditions are met (the "Fourth Amendment Effective Date"):

          (a)   The Administrative Agent shall have received from each of the Borrower and Lenders comprising the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

          (b)   The Collateral and Guarantee Requirement shall have been satisfied.

        Notwithstanding the foregoing, the amendment to the definition of "Consolidated EBITDA" contained in Section 2 hereof shall not be effective for the purpose of determining the Facility Fee Rate or Euro Dollar Margin pursuant to the Pricing Schedule, unless the Administrative Agent shall have received from each Lender a counterpart hereof signed by such Lender or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such Lender has signed a counterpart hereof.

        Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

        16.    Governing Law.    This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        17.    Counterparts.    This Fourth Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature pages omitted.]

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FOURTH AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT